CONSENT OF INDEPENDENT
                                     AUDITORS




      We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Whitman Medical Corp. for the registration of 609,038 shares of its Common Stock and to the incorporation by reference therein of our report dated May 5, 1995 (except for Note 16, as to which the date is June 15, 1995), with respect to the consolidated financial statements of Whitman Medical Corp. included in its Annual Report (Form 10-K/A-1) for the year ended March 31, 1995, filed with the Securities and Exchange Commission.

                                              /s/ ERNST & YOUNG LLP
                                                  ERNST & YOUNG LLP


Metro Park, New Jersey
February 28, 1996